Exhibit 10.3

LEASE GUARANTY

This LEASE GUARANTY (this “Guaranty”) is made as of _______________, 2022, by EMCORE CORPORATION, a New Jersey corporation (“Guarantor”), to and for the benefit of _____________ (“Landlord”).
RECITALS
A.    EMCORE Chicago Inertial Corporation, a Delaware corporation (“Tenant”), and Landlord are parties to that certain Single-Tenant Triple Net Lease dated as of even date herewith (as may be amended from time to time, the “Lease”), with respect to certain premises located at 8412 West 185th Street, Tinley Park, Illinois, as more particularly described in the Lease. Initially capitalized terms that are used but not otherwise defined herein shall have the meanings given to them in the Lease.
B.    Tenant is a wholly-owned subsidiary of Guarantor, and Guarantor shall derive financial benefits from the success of Tenant and the Lease.
C.    In order to induce Landlord to enter into the Lease with Tenant, Guarantor has agreed to execute and deliver this Guaranty to Landlord.
NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:
1.Guaranty of Payment. Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees (a) the payment when due of Monthly Rent, and all other Additional Rent, interest and charges to be paid by Tenant under the Lease, and (b) the performance by Tenant of all of the terms, conditions, covenants and agreements of the Lease (collectively, the “Obligations”). All payments required to be made by Guarantor hereunder shall be paid to Landlord in legal United States currency or tender at Landlord’s address set forth below, or at such other address as Landlord may specify from time to time. This Guaranty shall constitute an agreement of suretyship as well as of guaranty and is irrevocable, unconditional and absolute and, if for any reason any such sums, or any part thereof, shall not be paid promptly when due, Guarantor will immediately pay the same to the person entitled thereto pursuant to the provisions of the Lease, regardless of any defenses or rights of set-off or counterclaim which Tenant may have or assert and regardless of whether Landlord shall have taken any steps to enforce any rights against Tenant to collect such sum, or any part thereof, and regardless of any other condition of contingency. Guarantor also agrees to pay to such person such further amount as shall be sufficient to cover the cost and expense of collecting such sum, or part thereof, or of otherwise enforcing this Guaranty, including, in any case, reasonable compensation to its attorney for all services rendered in that connection. Upon Tenant’s failure to perform or observe any covenant, agreement, term or condition in the Lease to be performed or observed by Tenant, Guarantor will promptly perform and observe the same or cause the same promptly to be performed or observed.

2.No Release or Discharge. This Guaranty is irrevocable, absolute, present, continuing and unconditional, and the obligations of Guarantor shall not be released, impaired, modified, limited or affected in any way by (a) any extensions of time, indulgences or modification which Landlord may extend to Tenant in the performance of its obligations under the Lease; (b) any failure of Landlord to enforce any of the conditions of the Lease; (c) any assignment or other transfer of the Lease or this Guaranty by Landlord; (d) any assignment or other Transfer of the Lease by Tenant or the sublease of all or part of the Property by Tenant; (e) any amendments to or modifications of the Lease; (f) the release or discharge of Tenant in bankruptcy or other creditors’ proceedings; or (g) any rejection or disclaimer of Tenant. In addition, the obligations hereunder of Guarantor shall extend and apply with respect to the full and faithful performance and observance of all of the covenants, terms and conditions of Tenant to be performed (i) if the Lease shall be renewed, or its term extended, for any period beyond the date specified in the Lease for the expiration of said term, either pursuant to any option granted under the Lease or otherwise; and (ii) if Tenant holds over beyond the term of the Lease.

3.Waiver. Guarantor hereby waives (and agrees not to assert): (a) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty; (b) notice of any extensions of time for performance which Landlord may grant to Tenant and to any modifications or amendments to the Lease to which Landlord and Tenant, or their successors and assigns may agree; (c) any right to require that any action be brought against Tenant; (d) any rights Guarantor may have against Tenant by reason of one or more payments or acts in compliance with Guarantor’s obligations hereunder; (e) any right or defense arising by reason of the absence, impairment, modification, limitation, destruction or cessation (in bankruptcy, by an election of remedies, or otherwise) of the liability of Tenant of the subrogation rights of Guarantor or of the right of Guarantor to proceed against Tenant for reimbursement; and (f) all defenses, offsets and counterclaims which Guarantor may at any time have with respect to any of the obligations of Tenant to Landlord Guarantor does not require any notice of Tenant’s non-payment, non-performance or nonobservance of the covenants, terms, and conditions of the Lease, Guarantor hereby expressly waiving the right to receive such notice. Except for the defense of actual payment and actual performance of the Obligations, Guarantor waives all defenses (i) given to sureties or guarantors at law or in equity (other than the actual payment of the Obligations) and/or (ii) based upon questions as to the validity, legality or enforceability of the Obligations and/or the Obligations and agrees that Guarantor shall be primarily liable hereunder.

4.Primary Obligation. This Guaranty is a guaranty of payment and of performance This Guaranty is a primary obligation of Guarantor. Provided that all applicable notice, cure and grace periods have expired under the Lease with respect to any Tenant default, Landlord may proceed against Guarantor hereunder without first proceeding against or exhausting its rights and remedies against Tenant or any other guarantor.

5.Bankruptcy of Tenant. In the event of the rejection or disaffirmance of the Lease by Tenant or Tenant’s trustee in bankruptcy, pursuant to bankruptcy law or any other law affecting creditors’ rights, Guarantor will, and does hereby (without the necessity of any further agreement or act) assume all obligations and liabilities for Tenant under the Lease to the same extent as if (a) Guarantor were originally named the Tenant under the Lease, and (b) there had been no such rejection or disaffirmance, and Guarantor will confirm such assumption in writing, at the request of Landlord, upon or after such rejection or disaffirmance; and Guarantor shall upon such assumption (to the extent permitted by law) have all the rights of the Tenant under the Lease.

6.Venue. GUARANTOR HEREBY AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE WHERE THE PREMISES ARE LOCATED, OR SUCH OTHER VENUE AS LANDLORD CHOOSES, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO GUARANTOR AT GUARANTOR’S ADDRESS SET FORTH HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED THREE (3) BUSINESS DAYS AFTER THE SAME HAS BEEN DEPOSITED IN U.S. MAIL, POSTAGE PREPAID; PROVIDED THAT NOTHING CONTAINED HEREIN WILL PREVENT LANDLORD FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY OR AGAINST GUARANTOR INDIVIDUALLY, OR AGAINST ANY PROPERTY OF GUARANTOR WITHIN ANY OTHER STATE OR NATION TO ENFORCE ANY AWARD OR JUDGMENT OBTAINED IN THE VENUE PROVIDED ABOVE, OR SUCH OTHER VENUE AS LANDLORD CHOOSES. GUARANTOR WAIVES ANY OBJECTION TO VENUE AND ANY OBJECTION BASED ON A MORE CONVENIENT FORUM IN ANY ACTION INSTITUTED HEREIN.

7.Notices. Any notice, demand or other communication which either party may desire or may be required to give to the other party shall be in writing and addressed to the intended recipient at its address set forth below, or to such other address as such intended recipient may have designated by notice furnished in accordance herewith:

If to Landlord:    c/o High Street Logistics Properties
    600 Unicorn Drive, Suite 208
    Woburn, Massachusetts 01801

If to Guarantor:    EMCORE Corporation
    Attn: General Counsel
    2015 Chestnut St.
    Alhambra, CA 91803

Notices shall be deemed properly delivered and received: (i) the same day when personally delivered; or (ii) one day after deposit with Federal Express or other comparable commercial overnight courier.

Except as otherwise specifically required herein, notice of the exercise of any right, option or power granted to Landlord by this Guaranty is not required to be given.

8.Governing Law. For any matter relating to procedural or substantive law, this Guaranty shall be construed and enforced according to the internal laws of the State of Illinois without reference to conflict of laws.

9.Interpretation. If any provision of this Guaranty, or any paragraph, sentence, clause, phase, or word, or the application thereof, is held invalid in any circumstance, the validity of the remainder of this Guaranty shall be construed as if such invalid part were never included herein. The headings of sections and paragraphs in this Guaranty are for convenience only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions hereof. As used in this Guaranty, the singular includes the plural, and masculine, feminine and neuter pronouns are fully interchangeable, where the context so requires.

10.Successors and Assigns. This Guaranty shall be binding upon, and the term “Guarantor” shall include, the successors, assigns, legal representatives and other transferees of Guarantor. This Guaranty shall also inure to the benefit of Landlord’s successors, assigns, and legal representatives.

11.Due Authorization. Guarantor represents and warrants that this Guaranty has been duly authorized by all necessary corporate action on Guarantor’s part, has been duly executed and delivered by a duly authorized officer, and constitutes Guarantor’s valid and legally binding agreement in accordance with its terms.

12.Complete Agreement. This Guaranty represents the entire understanding of the parties with respect to the subject matter hereof. This Guaranty shall not be modified except by a written agreement signed by the parties hereto.

[Signature pages to follow.]

IN WITNESS WHEREOF, Guarantor executes this Guaranty as in instrument under seal as of the day and year first written above.
EMCORE CORPORATION,
a New Jersey corporation

By: _____________________________
Name: ___________________________
Title: ____________________________